                                  EXHIBIT 11
                       COMPUTATION OF EARNINGS PER SHARE


                                                            Nine
                                           Year Ended    Months Ended   Year Ended
                                            December     December 31,    March 31,
                                              1996         1995             1995

Primary:
Net Income                                   $15,393        $  9,880     $  11,325
                                             =======        ========     =========

Weighted average number of
   common shares outstanding                  19,099          19,461        19,226

Add:
Dilutive effect of outstanding options
   as determined by the application
   of the treasury stock method using
   the average market price of the
   Company's common stock                        885             576           403
                                             -------        --------     ---------

Weighted average number of common
   and common equivalent shares               19,984          20,037        19,629
                                             =======       =========     =========

Primary earnings per share                   $  0.77       $    0.49     $    0.58
                                             =======       =========     =========

Fully diluted:
Weighted average number of common
   and common equivalent shares               19,984         20,037        19,629

Add:
Additional dilutive effect of outstanding
   options, as determined by the
   application of the treasury stock
   method using the year end market
   price of the Company's common
   stock                                           0              42            48
                                             -------       ---------     ---------

Weighted average number of common
   shares fully diluted                       19,984          20,079        19,677
                                             =======       =========     =========

Fully diluted earnings per share             $  0.77*      $    0.49*    $    0.58*
                                             =======       =========     =========

*Not presented in Financial Statements since dilutive effect is less than 3%.